UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

Glu Mobile Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway, Suite 300, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 532-2400

2207 Bridgepointe Parkway, Suite 250, San Mateo, California
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Executive Bonus Plan

On April 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) approved a revised version of the Glu Mobile Inc. 2010 Executive Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The Bonus Plan supersedes in its entirety the Glu Mobile Inc. 2010 Executive Bonus Plan that the Committee adopted on December 16, 2009. The material terms of the Bonus Plan are as follows:

•	Target bonus levels are a fixed percentage of the executive officer’s annual base salary at the time the bonus is awarded.

•	Bonuses are earned and paid on an annual basis, and the executive officer must be employed on the last day of the year to be eligible for a bonus.

•	The total bonus is composed of six parts:

1.	20% of the bonus is awarded based on the Company achieving three key metrics in the Persistent/Freemium Games category;

2.	20% of the bonus is awarded based on the Company achieving two key metrics in the Studio category;

3.	10% of the bonus is awarded based on the Company achieving the Feature Phone Business goal;

4.	10% of the bonus is awarded based on the Company achieving the Building Customer Base goal.

5.	20% of the bonus is awarded based on the Company achieving three key metrics in the Revenue and Gross Margin category; and

6.	20% of the bonus is awarded based on the Company achieving two key metrics in the Operating Margin, Cash and Liquidity category.

•	For each category that is comprised of multiple metrics, a portion of the bonus for such category will be awarded for achievement of one or more of the key metrics even if all key metrics for such category have not been achieved. The key metrics in a category may or may not be weighted equally.

•	The Committee shall establish the specific goals and key metrics for each component of the bonus and the weighting allocated to each goal or key metric.

•	There are additive compensation components of up to 50% additional payout based on over-achievement in the areas of Operational Revenue, Operating Margin and Ending Cash.

The Committee also established the target bonuses under the Bonus Plan for the Company’s executive officers as follows:

	2009 Target	2010 Target
Executive Officer	Percentage	Percentage	2010 Salary	2010 Target Bonus
Niccolo M. de Masi	n/a	85%*	$350,000	$297,500
Eric R. Ludwig	50%	60%	$275,000	$165,000
Kevin S. Chou	40%	40%	$240,000	$96,000

* Mr. de Masi’s target bonus percentage is set forth in his Employment Agreement that he entered into with the Company on December 28, 2009.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan. The Bonus Plan is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Departure of Executive Officers

On April 6, 2010, Alessandro Galvagni, the Company’s Senior Vice President of Global Product Development and Chief Technology Officer, informed Glu that he will be leaving the Company, effective as of April 12, 2010. Mr. Galvagni has agreed to provide certain consulting services to the Company for a one-month period following his departure, which may include advising the Company’s management on strategic matters and ensuring a smooth transition of his job responsibilities. In connection with his departure from the Company, Mr. Galvagni will receive the retention arrangement compensation described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2009. In addition, Mr. Galvagni will receive an amount equal to one month of his current base salary as severance payment as well as compensation for his consulting services.

On April 6, 2010, Thomas M. Perrault, the Company’s Vice President of Global Human Resources, informed Glu that he will be leaving the Company, effective as of April 15, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.01	Glu Mobile Inc. 2010 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

April 12, 2010	By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

99.01	Glu Mobile Inc. 2010 Executive Bonus Plan